                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): April 28, 1998


                       COMMUNITY FIRST BANKSHARES, INC.
-------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


          Delaware                        0-19368                46-0391436
-----------------------------    --------------------------   ----------------
(State or other jurisdiction      (Commission File Number)    (I.R.S. Employer
      of incorporation)                                      Identification No.)


          520 Main Avenue
          Fargo, North Dakota                                58124-0001
----------------------------------------                  -------------------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (701) 298-5600


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Item 5.   OTHER EVENTS.

     On April 28, 1998, the shareholders of the Company approved an increase in the authorized shares under the Restated Certificate of Incorporation. This increase facilitated a two-for-one split of the Company's common stock, in the form of a 100 percent stock dividend payable to shareholders of record on May 1, 1998, to be distributed on May 15, 1998. Accordingly, the consolidated financial information shall be restated to reflect the impact of the two-for-one split on the common share, weighted average common share and basic and diluted earnings per share data. The following table presents certain financial information from the data captioned "Financial Highlights" on page 1 of the Company's 1997 Annual Report and from "Consolidated Statement of Income - Five Year Sumary" on page 45 of the Annual Report, for the periods shown, restated to reflect the impact of the stock split.



Years Ended December 31                               1997          1996           1995          1994           1993
-------------------------------------------------------------------------------------------------------------------------
Earnings per common and common equivalent share
          Basic . . . . . . . . . . . . . . . .        $1.26          $0.94          $0.92          $0.75          $0.67
          Diluted . . . . . . . . . . . . . . .         1.22           0.90           0.87           0.70           0.65
          Net Book Value. . . . . . . . . . . .         8.35           6.46           6.01           4.85           4.55
          Dividend Paid . . . . . . . . . . . .          .35            .29            .24            .22            .20

Average common shares outstanding
          Basic . . . . . . . . . . . . . . . .   36,949,498     33,018,578     30,722,740     28,757,806     27,676,668
          Diluted . . . . . . . . . . . . . . .   38,138,156     36,284,754     34,335,300     32,254,500     28,778,512




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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  COMMUNITY FIRST BANKSHARES, INC.



                                  By   /s/ Mark A. Anderson
                                     -------------------------------------------
                                     Mark A. Anderson, Executive Vice President
                                     and Chief Financial Officer



Dated: May 6, 1998



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